Exhibit 5.0

LAW OFFICES

SILVER, FREEDMAN, TAFF & TIERNAN LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100

WASHINGTON, D.C. 20007

─────

TELEPHONE: (202) 295-4500

FACSIMILE: (202) 337-5502

WWW.SFTTLAW.COM

August 24, 2022

Board of Directors

Catalyst Bancorp, Inc.

235 North Court Street

Opelousas, Louisiana 70570

Re:Registration Statement on Form S-8

740,600 Shares of Common Stock

Gentlemen:

We have acted as special counsel to Catalyst Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”).  The Registration Statement relates to the registration of up to 529,000 shares of common stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Company’s 2022 Stock Option Plan (the “Option Plan”) pursuant to the exercise of stock options (“Option Rights”) and up to 211,600 shares of Common Stock to be issued pursuant to the Company’s 2022 Recognition and Retention Plan and Trust Agreement (the “Recognition and Retention Plan” and together with the Option Plan, the “Plans”) pursuant to the vesting of plan share awards and performance awards (the “Stock Awards”).  The Registration Statement also registers an indeterminate number of additional shares of Common Stock which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.  We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.

For this purpose, we have reviewed the Registration Statement and related prospectus, the Articles of Incorporation and Bylaws of the Company, the Plans, and such other corporate records and documents as we have deemed appropriate.  We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed relevant as a basis for this opinion.  In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

Catalyst Bancorp, Inc.

Board of Directors

August 24, 2022

For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights and Stock Awards will continue to be validly authorized on the dates such shares are issued pursuant to the Option Rights and Stock Awards; (ii) on the dates the Option Rights are exercised and the Stock Awards vest, the Option Rights and Stock Awards will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors’ rights generally); (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of “blue sky” and other securities laws as may be applicable will have been complied with to the extent required.

Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued pursuant to the Plans and upon receipt of the consideration required thereby, if applicable, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

In rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the Louisiana Business Corporation Act, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter.  We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

We hereby consent to the reference to this firm under the caption “Legal Opinion” in the prospectus prepared with respect to the Plans and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ SILVER, FREEDMAN, TAFF & TIERNAN LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP